Exhibit 99.1

Former Marvel and Scholastic Publisher Shirrel Rhoades
Joins Red Giant Entertainment

ORLANDO, FL—July 26, 2017 – Red Giant Entertainment Inc. (REDG), an innovative Intellectual Property company specializing in high quality characters and content for use in a variety of media and entertainment, today announced that former Marvel Entertainment Publisher and Scholastic Group Publisher Shirrel Rhoades has joined Red Giant’s Board of Directors.

Rhoades brings decades of publishing history and skills to his REDG role.  He succeeded Stan Lee as Publisher of Marvel Comics, where he approved the first Men in Black film and helped plan the Spider-Man and Iron Man movies.  Also Rhoades has held the position of Editorial Director and Fiction Editor for The Saturday Evening Post; VP and Group Publisher of Scholastic; VP of New Business Development of Reader’s Digest; and been consultant for Microsoft, Warner Bros., Disney Publishing, DC Comics, Mad Magazine, Hilton International, Johnson & Johnson, and others.

He was also a Professor in Residence at Ball State University and lecturer at Columbia University, University of Florida, Savannah College of Art & Design, and more.  As an author, Shirrel Rhoades penned the textbook A Complete History of American Comics Books and Comic Books: How the Industry Works and co-authored the college textbook Magazines: A Complete Guide to the Industry.

“Red Giant has had strong creative and editorial but needed guidance, direction, and a firm grasp on what’s possible,” said Rhoades.  “I studied what they had attempted and knew how I could help.”

"Years ago,” explained Chief Operations Officer David Campiti, “Shirrel had me, as owner of the world's biggest comics artist agency, fly in to New York to discuss a publishing strategy that would pull Marvel out of its bankruptcy woes and return it to publishing powerhouse status.  As you know, it succeeded.  Shirrel impressed me so much while we worked together that I knew he could guide Red Giant where it needs to be across the publishing, licensing, and filmmaking landscapes.  I was thrilled when he said yes to being on our Board as a guiding light."

With his proven success at shepherding Marvel out of bankruptcy into profitability and his unparalleled experience as a leading industry expert, Rhoades will review and revamp existing plans and help to forge new ones for print and digital publishing, as well as film, gaming, and product prospects.

“Shirrel understands every aspect of publishing and IP development, plus he’s a filmmaker himself,” said Isen Robbins, Chief Intellectual Property Officer.  “His knowledge and massive Rolodex of personal contacts makes him invaluable to Red Giant’s future.”

“Shirrel even founded an ebook company,” said Chris Crosby, Chief Technology Officer.  “He understands the nature of digital publishing and brings significant experience to my part -- to every part – of our business.”

“I couldn’t be happier to see Red Giant guided by a man with such knowledge and experience of, and excitement about, our industry,” said CEO Benny Powell.  “He’s a fan at heart, and Shirrel seeing such value in what Red Giant CAN be is truly rewarding. We are truly blessed to be able to work with him, and the future looks brighter than ever.”

Red Giant provides news and updates at the following online locations:

http://redgiantentertainment.com and on https://www.facebook.com/RedGiantEntertainment

ABOUT RED GIANT ENTERTAINMENT INC.

Red Giant Entertainment Inc. (OTC: REDG) is a Florida corporation that specializes in intellectual property (IP) development for multiple media platforms and transmedia propagation. The cornerstone of this development is based around the more than three dozen online and print graphic novel properties in various stages of production as well as the cast of thousands of characters from those series. These properties have a readership that numbers in the millions globally. Some of these properties are actively in development into other media such as movies, video games, television, novels, toys, apparel, applications, etc. through either direct production or licensing agreements.

Forward Looking Statements

This press release may contain "forward-looking statements." Any statements that are not statements of historical fact, including but not limited to statements containing the words "believes," "plans," "anticipates," "expects," "look forward," "estimates" and similar expressions, should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, to include acquisition, production, marketing, distribution, competition with related patent, trademark and license issues involving contractual obligations and concessions. The Company does not assume any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable law. The Company files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. This press release should be read in conjunction with all of the reports that the Company has previously filed with the Securities and Exchange Commission for financial and other information about it. The references to the websites http://redgiantentertainment.com and www.facebook.com have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contact: Company Red Giant Entertainment Inc.
info@redgiantentertainment.com
 http://RedGiantEntertainment.com